================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 18, 2002


                            CAPITAL TITLE GROUP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        1-9396                 87-0399785
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
 incorporation or organization)                              Identification No.)

     2901 EAST CAMELBACK ROAD, PHOENIX, ARIZONA                85016
      (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (602) 954-0600

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 18, 2002, Capital Title Group, Inc. (the "Comapny") completed the acquisition of Nations Holding Group ("Nations") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated June 11, 2002, by and among the Company, Nations and CTG One Merger Corporation ("CTG One"). Pursuant to the terms of the Merger Agreement, Nations merged with CTG One and became a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, the stockholders of Nations exchanged all of their outstanding shares of common stock for an allocation of the merger proceeds, which consisted of $18.2 million in cash and $17.5 million in preferred stock issued by the Company. In addition, the Company issued warrants to a major shareholder of Nations to purchase up to 300,000 shares of common stock of the Company at an exercise price of $2.27 per share. Comerica Bank provided $14 million under a seven-year term loan to assist in the financing of this transaction, and a $3 million revolving line of credit. The term loan will incur interest at the prime rate or LIBOR plus 2.75%. The credit facility also contains certain covenants and conditions normally included in transactions of this nature.

     The terms of the transaction, including the purchase price, were determined by negotiations between the Company and Nations, and were approved by the shareholders of Nations.

     The merger, which is being accounted for as a purchase closed September 18, 2002 after regulatory approval was granted on September 9, 2002 by the California Department of Insurance. The operations of Nations will be included in the financial statements of the Company from the effective date of the transaction.

     The Merger Agreement and Amendment No. One to the Merger Agreement, dated July 29, 2002, by and among the Company, Nations and CTG One are incorporated by reference herein and are filed as Exhibits 2.1 and 2.2, respectively, hereto. A copy of the loan agreement between the Company and Comerica Bank - California is incorporated herein by reference and is filed as Exhibit 2.3 hereto. A copy of the press release issued by the Company on September 19, 2002, concerning the foregoing transaction is incorporated by reference and is filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Pursuant to Item 7 of Form 8-K, all required historical financial statements of Nations Holding Group and all required pro forma financial statements will be filed pursuant to an amendment to this report as soon as practicable following the filing of this report (but not later than 60 days following the date on which this report was required to have been filed.)

     (b)  PRO FORMA FINANCIAL INFORMATION.

               Pursuant to Item 7 of Form 8-K, all required historical financial statements of Nations Holding Group and all required pro forma financial statements will be filed pursuant to an amendment to this report as soon as practicable following the filing of this report (but not later than 60 days following the date on which this report was required to have been filed.)

     (c)  EXHIBITS.

          2.1 Agreement and Plan of Merger dated June 11, 2002, among the Company, Nations Holding Group, and CTG One Merger Corporation.

          2.2 Amendment No. One to Agreement and Plan of Merger, dated July 29, 2002, among the Company, Nations Holding Group and CTG One Merger Corporation.

          2.3 Variable Rate Installment Note and Business Loan Agreement between Comerica Bank-California and the Company.

          99.1 News release of Capital Title Group, Inc., dated September 19, 2002.

                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CAPITAL TITLE GROUP, INC.


By: /s/ Mark C. Walker                                 Dated: September 23, 2002
    -----------------------------------                       ------------------
    Mark C. Walker
    Vice President, Chief Financial
    Officer, Secretary and Treasurer

                                       3